Exhibit 32.1

CERTIFICATIONS OF PERIODIC REPORT

I, John R. Serino, President and Chief Executive Officer of Encision Inc. (the “Company”), hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

•                  the Quarterly Report on Form 10-Q of the Company for the three months ended December 31, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

•                  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the Report.

Dated:    February 13, 2009

/s/ John R. Serino

John R. Serino
Principal Executive Officer

I, Marcia McHaffie, Controller and Principal Accounting Officer of Encision Inc. (the “Company”), hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

•                  the Quarterly Report on Form 10-Q of the Company for the three months ended December 31, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

•                  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the Report.

Dated:    February 13, 2009

/s/ Marcia McHaffie

Marcia McHaffie
Controller, Principal Accounting Officer and Principal Financial Officer